EXHIBIT NO. 10.33 – FIDELITY FEDERAL SAVINGS BANK

SUPPLEMENTAL RETIREMENT PLAN, AS AMENDED

FIDELITY FEDERAL SAVINGS BANK

SUPPLEMENTAL RETIREMENT PLAN

PROPOSED AMENDMENT NO. 4

Pursuant to resolutions of the Board of Directors of Fidelity Federal Savings Bank, dated January 22, 2003, and pursuant to the authority of Section 5.1 of the Fidelity Federal Savings Bank Supplemental Retirement Plan (the ‘Plan”), the Plan is hereby amended, effective as of the Effective Time, as defined in the Agreement and Plan of Reorganization By and Among MAF Bancorp, Inc. and Fidelity Bancorp, Inc. dated December 16, 2002 (the “Merger Agreement”), as follows:

1.	A new Section 2.2(e) shall be added to the Plan to read as follows:

“(e) Special Distribution Provision for Raymond S. Stolarczyk. Notwithstanding any provision herein to the contrary, the amount of the lump sum Supplemental Benefit payable to Raymond S. Stolarczyk shall not exceed $1,471,345. This amount shall be paid or caused to be paid by the Bank in five (5) equal annual installments commencing within five (5) business days following the Effective Time, as defined in the Agreement and Plan of Reorganization By and Among MAF Bancorp, Inc. and Fidelity Bancorp, Inc. dated December 16, 2002, together with an earnings credit on any unpaid amounts at the rate of MidAmerica Bank, fsb’s cost of funds (adjusted quarterly and compounded annually until paid) provided that upon a change in control of MAF Bancorp, Inc. (“MAF”), as defined in MAF’s 2000 Stock Option Plan any unpaid amounts shall be paid in one lump sum at the time of such change in control.”

2.	A new Section 2.2(f) shall be added to the Plan to read as follows:

“(f) Special Distribution Provision for Thomas E. Bentel. Notwithstanding any provision herein to the contrary, the amount of the lump sum Supplemental Benefit payable to Thomas E. Bentel shall not exceed $531,228. This amount shall be paid or caused to be paid by the Bank immediately prior to the Effective Time, as defined in the Agreement and Plan of Reorganization By and Among MAF Bancorp, Inc. and Fidelity Bancorp, Inc. dated December 16, 2002, unless, prior thereto, Mr. Bentel elected to defer payment, in which case the applicable amount, together with an earnings credit at the rate of MidAmerica Bank, fsb’s cost of funds (adjusted quarterly and compounded annually until paid) shall be paid within 30 days after the first to occur of his termination of employment or a change in control of MAF Bancorp, Inc. (“MAF’), as defined in MAF’s 2000 Stock Option Plan.”

This Fourth Amendment, along with the First, Second and Third Amendments to the Plan, contain all the amendments that have been made to the Plan through January 22, 2003, and no other changes to the Plan, including past administrative practices that might conflict with the written provisions of this Plan or the Plan amendments, will have any effect on the benefits, options, rights or features of this Plan.

The undersigned hereby certifies that the above amendment has been duly authorized and remains in full force and effect

FIDELITY FEDERAL SAVINGS BANK

/s/ Judith K. Leaf, Corp. Secty

Date: 1-23-03

EXHIBIT A

FIDELITY FEDERAL SAVINGS BANK

SUPPLEMENTAL RETIREMENT PLAN

AMENDMENT NO. 3

Pursuant to resolutions of the Board of Directors of Fidelity Federal Sayings Bank, dated December 16, 2002, and pursuant to the authority of Section 5.1 of the Fidelity Federal Savings Bank Supplemental Retirement Plan (the “Plan”), the Plan is hereby amended, effective December 16, 2002, as follows:

1. Section 1.2 of the Plan is amended by replacing the definitions of the terms “Accrued Benefit,” “Compensation,” “Qualified Plan,” “Retirement Date,” and “Supplemental Benefit,” with the following definitions:

“Accrued Benefit” shall mean the Supplemental Benefit of a Participant.

“Compensation” shall have the same meaning as the term “Earnings” in the Qualified Plan, provided that (a) the limits of Code Section 401(a)(17) will not apply to the definition of Compensation for this Plan, and (b) Compensation for the purposes of this Plan will include bonuses paid to Participants in this Plan up to a maximum of twenty percent (20%) of the Participant’s base salary for the applicable year.

“Qualified Plan” shall mean the Fidelity Federal Savings Bank Retirement Plan (As Amended and Restated as of September 1, 1997), as amended from time to time.

“Retirement Date” shall mean the date a Participant terminates employment after his early, normal or late retirement date as defined in the Qualified Plan.

“Supplemental Benefit” on any date for a Participant who is actively employed shall be the amount that would be calculated for the Participant under Section 2.2(a) or 2.2(b), whichever is applicable, if the Participant was to cease his employment on that date. For a Participant who is not actively employed, the Supplemental Benefit is the amount of benefit calculated when that Participant ceased active employment.

2. Section 2.2 of the Plan is amended to read as follows:

2.2 Retirement Benefit. Each Participant shall be eligible to receive a retirement benefit under this Plan according to the following terms and conditions:

(a) Benefit at or After Normal Retirement Date. For a Participant who terminates employment at or after his Normal Retirement Date, the annual Supplemental Benefit payable under this Plan in the Normal Form shall be the amount in subsection (a)(1) below, reduced by the amount of subsection (a)(2) below, where subsections (a)(1) and (2) are:

(1)	The Participant’s Average Compensation multiplied by 55%.

(2)	The benefit actually payable to the Participant from the Qualified Plan, converted to an Actuarial Equivalent benefit payable in the Normal Form starting on his Normal Retirement Date.

(b) Benefit Before Normal Retirement Date. For a Participant who terminates employment before his Normal Retirement Date, the annual Supplemental Benefit payable under this Plan in the Normal Form and commencing on his Normal Retirement Date shall be the amount in subsection (b)(1) below, reduced by the amount of subsection (b)(2) below, where subsections (b)(1) and (2) are:

(1)	The Participant’s Average Compensation multiplied by 55%, further multiplied by a fraction (which will never be greater than 1), the numerator of which is the number of his completed Years of Participation at his date of termination and the denominator of which is the number of his expected completed Years of Participation projected to his Normal Retirement Date.

(2)	The benefit actually payable to the Participant from the Qualified Plan, converted to an Actuarial Equivalent benefit payable in the Normal Form starting on his Normal Retirement Date.

(c) Commencement of Payments. A Participant who terminates employment can elect to begin receiving payments from this Plan any time after his benefit from this Plan can be calculated (i.e. after he has made a final election as to the amount and timing of any benefits actually payable from the Qualified Plan). If payments from this Plan begin before his Normal Retirement Date then they will be reduced so they are the Actuarial Equivalent of the Supplemental Benefit that would be payable to him at his Normal Retirement Date.

(d) Form of Payment. Benefits from this Plan shall be paid in the Normal Form unless the Participant, with the consent of the Administrator, elects an alternative form of payment. Such alternative form of payment may include a joint and survivor annuity, a single life annuity, an annuity for a term certain, or installments for a period of no less than five years, but shall not include a lump sum payment. Any alternative form of payment shall be the Actuarial

Equivalent of the Normal Form of benefit. The Administrator shall have complete discretion whether or not to pay the Supplemental Benefit in the form requested by the Participant

3. Section 5.1 of the Plan is amended by adding the following sentence to the end of Section 5.1:

Notwithstanding anything in this Plan to the contrary, the Board may amend the Plan to change, clarify or reduce any Accrued Benefit or any other option, right or feature of this Plan for any Participant if the amendment has the written consent of the Participant.

This Third Amendment, along with the First and Second Amendment to the Plan, contain all the amendments that have been made to the Plan through September 27, 2002, and no other changes to the Plan, including any past administrative practices that might conflict with the written provisions of this Plan or the Plan amendments, will have any effect on the benefits, options, rights or features of this Plan.

The undersigned hereby certifies that the above amendment has been duly authorized and remains in full force and effect.

FIDELITY FEDERAL SAVINGS BANK

/s/ Judith K. Leaf

Secretary

Date:	December 16, 2002

3

FIDELITY FEDERAL SAVINGS BANK

SUPPLEMENTAL RETIREMENT PLAN

Amendment No. 2

Pursuant to resolutions of the Board of Directors of Fidelity Federal Savings Bank, dated March 18, 2002, and pursuant to the authority of Section 5.1 of the Supplemental Retirement Plan (the “Plan”), the Plan is hereby amended, effective April 1, 2002, as follows:

1. The name of the Plan is revised to read “Fidelity Federal Savings Bank Supplemental Retirement Plan.”

2. A new Section 6.8 is added to the Plan to read as follows:

“6.8 Merger or Consolidation. Notwithstanding any provisions of the Plan to me contrary, upon a Change in Control, as defined herein, each Participant’s Accrued Benefit, as of the effective date of the Change in Control, will be paid in a lump sum to the Participant. For purposes of the Plan, a “Change in Control” shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Employer or Fidelity Bancorp, Inc. (the “Holding Company”) within the meaning of the Home Owners’ Loan Act of 1933 as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control or presumptive change in control or acting in concert or presumptive acting in concert as set forth under the Rules and Regulations of the OTS, ownership by a person or group, including a presumptive group, of at least 15% of the voting stock of the Employer or the Holding Company shall be required, and provided further that ownership of stock by a tax qualified employee benefit plan of the Employer or the Holding Company shall not be subject to presumptions of control or acting in concert); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer or the Holding Company representing 20% or more of the Employer’s or the Holding Company’s outstanding securities except for any securities of the Employer purchased by the Holding Company in connection with the conversion of the Employer to the stock form and any securities purchased by any tax qualified employee benefit plan of the Employer; or (B) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Employer or Holding Company or similar transaction occurs in which the Employer or Holding Company is not the resulting entity; or (D) a proxy statement soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Employer or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Employer or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the employer or the Holding Company.”

The undersigned hereby certifies the above amendment has been duly authorized, and remains in full force and effect.

/s/ Judith K. Leaf

Secretary

Date:	4-01-02

2

FIRST AMENDMENT TO THE

FIDELITY FEDERAL SAVINGS

BANK OF CHICAGO

SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Fidelity Federal Savings Bank of Chicago (the “Employer”) adopted the Fidelity Federal Savings Bank of Chicago Supplemental Retirement Plan (the “Plan”) effective as of January 1, 1989;

WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors of Fidelity Federal Bank of Chicago reserved the right to amend the Plan at any time; and

WHEREAS, the Employer desires to modify the preretirement death benefit provided under the Plan for participants who are uninsurable or fail to follow the application procedures established by the insurance company selected by the Employer;

NOW, THEREFORE, BE IT RESOLVED:

That Section 2.3(a) of the Plan shall be amended, effective January 1, 1990, by adding the following paragraph at the end thereof:

Notwithstanding any other provisions of this Section 2.3, if a Participant dies prior to the time his benefits under this Plan have commenced and, at the time of his death, insurance is being used as a reserve to provide Preretirement Death Benefits under this Section and such insurance does not cover that Participant (because he is uninsurable, he declined to follow the procedures for obtaining coverage under such insurance, or for any other reason), then:

(1) the Preretirement Death Benefit calculated as provided above in this Section 2.3(8) shall not be provided on behalf of such Participant; and

(2) the Preretirement Death Benefit payable on behalf of such Participant instead shall equal his Accrued Benefit calculated in accordance with the formula in Section 2.2, using the earlier of his date of death or his actual separation from service date as the date as of which his benefit shall be determined.

IN WITNESS WHEREOF, this First Amendment, having been duly adopted, is hereby executed by a duly authorized officer of the Employer on this 16th day of January, 1990.

By:	/s/ Raymond S. Stolarczyk Pres. & CEO

Name and Title

FIDELITY FEDERAL SAVINGS BANK OF CHICAGO

SUPPLEMENTAL RETIREMENT PLAN

INTRODUCTION

Fidelity Federal Savings Bank of Chicago (the “Employer”) has established the Fidelity Federal Savings Bank of Chicago Supplemental Retirement Plan (the “Plan”) for the benefit of selected employees and consultants. It is intended that at all times this Plan constitute an unfunded employee pension plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and that each Participant enjoying rights under this Plan shall remain an unsecured creditor of the Employer.

ARTICLE I

GENERAL

1.1 Effective Date. The provisions of this Plan shall be effective as of January 1, 1989. The rights of any person whose status as an employee of or consultant to the Employer has terminated shall be determined pursuant to the Plan, if any, as in effect on the date such individual terminated employment with the Employer.

1.2 Definitions. Except as may be clearly required otherwise by the context, capitalized terms that are used in this Plan shall have the meaning assigned to them in this Section 1.2. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

“Accrued Benefit” shall mean the Supplemental Benefit of a Participant payable in the Normal Form which is multiplied by a fraction (not greater than one), the numerator of which is the number of his completed Years of Participation on the date of determination and the denominator of which is the number of his expected completed Years of Participation projected to his Normal Retirement Date.

“Actuarial Equivalent” shall mean a benefit of equal value, based on the UP-84 Mortality Table and an interest rate equal to the PBGC interest rate applicable to immediate annuities in effect on the first day of such Plan Year.

“Administrator” shall mean the person or entity designated as the administrator of this Plan in Section 4.1.

“Average Compensation” shall mean a Participant’s average Compensation earned during the three consecutive Years of Participation in which the Participant received the highest aggregate Compensation or the average Compensation during the total Years of Participation if the Participant has completed less than three Years of Participation.

“Beneficiary” shall mean the person or entity designated by the Participant in accordance with the rules and regulations adopted by the Administrator.

“Board” shall mean the board of directors of Fidelity Federal Savings Bank of Chicago.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Compensation” shall mean the total compensation earned while the Participant is participating in the Plan during a Plan Year for services rendered for the Employer, including deferred compensation, but not including amounts contributed to a tax qualified retirement plan, a nonqualified retirement plan or a statutory welfare benefit plan on behalf of any Participant.

“Employer” shall mean Fidelity Federal Savings Bank of Chicago.

“Normal Retirement Date” shall mean the date on which the Participant attains age 65.

“Normal Form” shall mean a 20 year term certain annuity payable monthly.

“Participant” shall mean a Participant in this Plan who is eligible to participate in accordance with the terms of Section 2.1.

“Plan” shall mean Fidelity Federal Savings Bank of Chicago Supplemental Retirement Plan as embodied in this instrument and amended from time to time.

“Plan Year” shall mean the 12-month period beginning on January 1 and ending December 31.

“Preretirement Death Benefit” shall mean the benefit payable under Section 2.3.

“Qualified Plan” shall mean the Fidelity Federal Savings Bank Retirement Trust.

“Retirement Date” shall mean the date a Participant terminates employment after his early, normal or late retirement date as defined in the Fidelity Savings Bank Retirement Trust.

“Supplemental Benefit” shall mean the benefit payable under Section 2.2(a).

“Year of Participation” shall mean the number of calendar years completed by an employee of the Employer, while he is a Participant in the Plan.

ARTICLE II

BENEFITS

2.1 Eligibility for Benefits. A highly compensated management employee of the Employer who performs services for the Employer may become a Participant in this Plan at such time as such individual is designated by the Board. The Board shall have sole discretion in selecting individuals who may participate in the Plan, and the length of time during which an individual may continue as a Participant under the Plan.

2.2 Retirement Benefit. Each Participant shall be eligible to receive a retirement benefit under this Plan according to the following terms and conditions:

(a) The annual Supplemental Benefit payable under this Plan commencing at the Normal Retirement Date shall be 55% of the Average Compensation of the Participant as of his Retirement Date, reduced by the Actuarial Equivalent of the benefit actually payable to the Participant under the Qualified Plan.

(b) For purposes of calculating the Supplemental Benefit, the Participant’s benefit under the Qualified Plan shall be determined at the time the Participant separates from service taking into account the Participant’s actual retirement date, the date such Participant elects to commence benefit payments under the Qualified Plan, and the form of benefit elected under the Qualified Plan. In addition, the terms of the Qualified Plan as in effect at the time of the Participant’s actual retirement shall govern the calculation of the benefit offset hereunder.

(c) A Participant who separates from service prior to his Normal Retirement Date shall be entitled to a benefit equal to the Actuarial Equivalent of the Participant’s Accrued Benefit determined at the time of separation from service.

(d) A Participant’s Supplemental Benefit under paragraph (b) or Accrued Benefit under paragraph (c) shall be paid in the form of a 20 year term certain monthly annuity unless the Participant, with the consent of the Administrator, elects an alternative form of payment. Such alternative form of payment may include a joint and survivor annuity, a single life annuity, an annuity for a term certain (other than a 20 year term certain) or installments for a period of no less than five years, but shall not include a lump sum payment. Any alternative form of payment shall be the Actuarial Equivalent of the Normal Form of benefit. The Administrator shall have complete discretion whether or not to pay the Supplemental Benefit in the form requested by the Participant.

(e) Time of Payment. The payment of a Participant’s Supplemental Benefit or Accrued Benefit shall commence as of the later of (i) the first day of the first month coincident with or next following the Participant’s Retirement Date or (ii) the first day of the first month coincident with or next following the Participant’s termination of employment with the Employer. Payment of a Supplemental Benefit to a Participant will terminate with the payment made on the first day of the month in which the Participant dies, unless the form of payment to the Participant provides for continuation of payments following his death, in which event payments will continue in accordance with such form.

2.3 Preretirement Death Benefit.

(a) If a Participant dies prior to the time benefits under this Plan have commenced, the amount of his Preretirement Death Benefit shall be equal to the value of his Supplemental Benefit, calculated as if such Participant had terminated employment on his Normal Retirement Date assuming the Participant’s future compensation increases five percent (5%) per annum until the Participant’s Normal Retirement Date. For purposes of calculating the Preretirement Death Benefit under this paragraph (a), the Participant’s benefit under the Qualified Plan shall be calculated as if such Participant had continued to accrue benefits until his Normal Retirement Date assuming his future compensation increases five percent (5%) per annum until the Participant’s Normal Retirement Date. Except as otherwise provided in this paragraph (a), calculation of the Preretirement Death Benefit under this paragraph (a) shall be performed in accordance with the method described in Section 2.2 hereof.

(b) The Participant’s Preretirement Death Benefit shall be paid to his Beneficiary. In the event the Participant has not filed a designation of Beneficiary or has revoked all such designations, or if the Participant’s designated Beneficiary predeceased him (or having survived him, shall die prior to complete distribution of the Participant’s Preretirement Death Benefit), the undistributed portion thereof shall be paid to the executor or administrator of the estate of the deceased Participant.

(c) The amount of the Preretirement Death Benefit, as calculated in paragraph (a) shall be paid in the form of a 20 year term certain annuity, unless the Administrator, in its sole discretion, shall designate an alternative form. Payment of the Preretirement Death Benefit shall commence as soon as administratively feasible following the Participant’s death.

2.4 Disability.

(a) Upon the disability of a Participant prior to his Normal Retirement Date, he shall be entitled to a benefit equal to the Actuarial Equivalent of the Participant’s Accrued Benefit, calculated as if such Participant had terminated employment on that date.

(b) For purposes of this Section, the term “disability” shall have the same meaning as in the Qualified Plan.

(c) The Participant’s disability benefit as calculated in paragraph (a) shall be paid in the form of a 20 year term certain annuity, unless the Administrator, in its sole discretion, shall designate an alternative form. Payment of a disability benefit shall commence as soon as administratively feasible following the Participant’s disability.

2.5 Benefit Accrual and Vesting.

(a) Except as provided in Section 2.1 or paragraph (b) of this Section 2.5, a Participant shall at all times be 100 percent vested in his Accrued Benefit.

(b) Notwithstanding paragraph (a) above, at the sole discretion of the Administrator, the Participant shall forfeit all rights to the benefits described in this Plan and the Employer shall have no further obligation hereunder, if (i) the Participant voluntarily terminates employment with the Employer prior to the Participant’s Normal Retirement Date (other than on account of death or disability) and the Participant within three years after such termination is employed in the same or similar business as that of the Employer, anywhere within a ten (10) mile radius of any office of the Employer, which is competitive with the business of the Employer or (ii) the Participant’s employment with the Employer is terminated for cause as defined in paragraph (c) below.

(c) For purposes of paragraph (b) above, “cause” shall mean acts of willful malfeasance or gross negligence in a matter of material importance to the Employer.

2.6 Claim Procedure.

(a) A Participant or Beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Administrator setting forth his claim. The request must be addressed to: Administrator of the Supplemental Retirement Plan, Fidelity Federal Savings Bank of Chicago, 5455 West Belmont Avenue, Chicago, Illinois 60641.

(b) Upon receipt of a claim, the Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply within such period. However, the Administrator may extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Administrator will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

1.	the specific reason or reasons for denial,

2.	the specific references to pertinent Plan provisions on which the denial is based,

3.	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary,

4.	appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

5.	the time limits for requesting a review under Subsections 2.6(c) and 2.6(d) below.

(c) Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Chief Executive Officer review the determination of the Administrator. Such request must be addressed to: Chief Executive Officer, Fidelity Federal Savings Bank of Chicago, 5455 West Belmont Avenue, Chicago, Illinois 60641. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Chief Executive Officer. If the Claimant does not request a review of the Administrator’s determination by the Chief Executive Officer within such sixty-day period, he shall be barred and estopped from challenging the Administrator’s determination.

(d) Within sixty days after the Chief Executive Officer’s receipt of a request for review, he will review the Administrator’s determination. After considering all materials presented by the Claimant, the Chief Executive Officer will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Chief Executive Officer will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review.

2.7 Arbitration. If the claim procedure in Section 2.6 does not resolve a controversy or claim under the Plan, such controversy or claim shall be settled by arbitration in accordance with the laws of the State of Illinois by three arbitrators, one of whom shall be appointed by the Employer, one by the Participant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be conducted as provided in this Section 2.7. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

ARTICLE III

CONTRIBUTIONS

3.1 Contribution Formula. It is intended that this Plan shall, at all times, remain an unfunded plan within the meaning of ERISA and Section 402(b) of the Code. Nevertheless, the Employer may set aside reserves from time to time for the purpose of using such reserves to pay benefits under the Plan. At no time shall a Participant or his Beneficiary have any interest in reserves set aside to pay benefits.

ARTICLE IV

ADMINISTRATION

4.1 Administrator. The Administrator of this Plan shall be a committee, to consist of the three persons that the Board shall from time to time designate. A decision of a majority of the then committee members shall govern. In the event that the Board fails to designate a committee, the Board shall be the Administrator of the Plan. No Participant shall make any decision or take any action as an Administrator, committee member or Board member, covering exclusively his own benefits under the Plan.

4.2 Duties of the Administrator. The Administrator shall administer this Plan in accordance with its terms and purposes. The Administrator shall have authority in its sole discretion to interpret the Plan, to make any necessary rules and regulations, and to determine benefits under the Plan.

ARTICLE V

AMENDMENT AND TERMINATION

5.1 Amendment and Termination of the Plan. The Board reserves the right to amend or terminate this Plan at any time for whatever purposes it may deem appropriate. Notwithstanding the previous sentence, no such amendment or termination shall result in the forfeiture of Accrued Benefits under the Plan. Such Accrued Benefits shall be calculated as set forth in Section 2.2 hereof. If the Board shall amend this Plan to provide for a reduction in benefits payable hereunder, the benefits accrued at the time such amendment is made shall be determined without regard to such amendment, by assuming the Participant retires on the date such amendment is made, and that the benefit is calculated at that time. If the Board shall terminate this Plan prior to the time a Participant retires, such Participant’s Accrued Benefits shall be determined by assuming the Participant retires on the date the termination is effective, and that the Supplemental Benefit is calculated at that time.

ARTICLE VI

MISCELLANEOUS PROVISIONS

6.1 No Creation of Other Rights or Guarantee of Employment. The Employer, in adopting this Plan, shall not be held to create or vest in any Participant or any other person any interest, pension or benefits other than the benefits specifically provided herein. Nothing contained in this Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Employer or any equity or other interest in the assets, business or affairs of the Employer.

6.2 Benefits. No Participant, Beneficiary, surviving spouse or other person hereunder shall have an interest in assets of the Employer used to make contributions or pay benefits, and any such Participant, Beneficiary, surviving spouse or other person shall have only the rights of a general unsecured creditor of the Employer with respect to any rights under the Plan. No benefits under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, by either a Participant or his Beneficiary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Prior to the time that distributions are to be made hereunder, the Participants, their spouses, Beneficiaries, heirs-at-law and legal representatives shall have no right to receive cash or other things of value from the Employer from or as a result of this Plan.

6.3 Governing Law. The provisions of this Plan shall be construed according to the laws of the State of Illinois to the extent that such laws are not preempted by ERISA and regulations thereunder.

6.4 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

6.5 Notification of Addresses. Each Participant and each Beneficiary shall file with the Administrator from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or Beneficiary as shown on the Employer’s records)

shall be binding on the Participant and his Beneficiary for all purposes of this Plan, and neither the Administrator nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. If the location of a Participant or Beneficiary is not made known to the Administrator within three (3) years after the date on which any payment of the Participant’s Supplemental Benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the death of a Participant, the Administrator is unable to locate any Beneficiary of the Participant, the Employer shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary or any other person and such benefit shall be irrevocably forfeited.

6.6 Incapacity. If, in the opinion of the Administrator, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person’s family, or to some party who, in the opinion of the Administrator, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.

6.7 Participant Contributions. There shall be no contributions to the Plan by Participants.

IN WITNESS WHEREOF, this Plan is executed below by the duly appointed officers of the Employer on this 17th day of OCTOBER, 1989.

FIDELITY FEDERAL SAVINGS BANK OF CHICAGO

BY:	/s/ Raymond S. Stolarczyk, Pres. & CEO

BY:	/s/ Thomas E. Bentel, Exec. VP & COO

WITNESS:

/s/ Lindalee Hansen

DATE:	Oct. 17, 1989